Exhibit 4.4

SEALY CORPORATION,

as Parent and Co-Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 18, 2013

to

Indenture

Dated as of July 10, 2009

8% Senior Secured Third Lien Convertible Notes Due 2016

This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of March 18, 2013, is by and between Sealy Corporation, a Delaware corporation (“Parent” or “Co-Issuer”) and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”). All terms not otherwise defined herein have the respective meanings given to such terms in the Indenture (as defined below).

WHEREAS, Sealy Mattress Company, an Ohio corporation (the “Company”, and together with Parent, the “Co-Issuers”), the Guarantors named therein and the Trustee are parties to that certain Indenture, dated as of July 10, 2009, providing for the future issuance of the Company’s Securities from time to time in one or more series, in an unlimited aggregate principal amount (the “Base Indenture”), which Base Indenture has been amended and supplemented by that certain Supplemental Indenture, dated as of July 10, 2009 (the “Supplemental Indenture”), by and among the Co-Issuers, the Guarantors named therein and the Trustee, providing for the issuance of the Co-Issuers’ 8% Senior Secured Third Lien Convertible Notes Due 2016 (the “Notes”), and that certain Second Supplemental Indenture, dated as of March 18, 2013, by and among the Co-Issuers and the Trustee (the “Second Supplemental Indenture,” and collectively with the Base Indenture and the Supplemental Indenture, the “Indenture”);

WHEREAS, in connection with the previously announced Agreement and Plan of Merger, dated as of September 26, 2012 (the “Merger Agreement”), by and among Tempur-Pedic International Inc. (“Tempur”), Parent, and Silver Lightning Merger Company, a subsidiary of Tempur (“Sub”), subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including the receipt of regulatory approvals, Sub will merge with and into Parent, after which the separate corporate existence of Sub will cease and Parent will continue as a surviving subsidiary of Tempur (the “Merger”);

WHEREAS, at the Effective Time (as defined in the Merger Agreement), each share of Common Stock of Parent issued and outstanding immediately prior to the Effective Time (other than dissenting shares and those shares of common stock of Parent described in Section 2.1(b) of the Merger Agreement) shall be converted into the right to receive $2.20 in cash payable to the holder thereof, without interest (the “Merger Consideration”), and as a result, the Merger will constitute a Reorganization Event under the Indenture;

WHEREAS, the Merger constitutes a “Reorganization Event” and the Merger Consideration constitutes the “Reference Property” under Section 10.07 of the Supplemental Indenture;

WHEREAS, pursuant to Section 10.07 of the Supplemental Indenture, following consummation of the Merger and receipt by the holders of Common Stock of the Merger Consideration in exchange for their Common Stock, Parent shall execute with the Trustee a supplemental indenture providing that the Notes shall become convertible based on the type and amount of consideration that the holders of a number of shares of Common Stock equal to the Accreted Principal Amount of Notes divided by the Conversion Price would have received in such Reorganization Event;

WHEREAS, the Board of Directors of Parent has duly adopted Board Resolutions authorizing Parent to execute and deliver this Third Supplemental Indenture; and

WHEREAS, (i) Parent has delivered or caused to be delivered to the Trustee simultaneously with the execution and delivery of this Third Supplemental Indenture an Officers’ Certificate and an Opinion of Counsel relating to this Third Supplemental Indenture as contemplated by Section 9.03 of the Supplemental Indenture and (ii) Parent has satisfied all other conditions required under Articles 9 and 10 of the Supplemental Indenture to enable Parent and the Trustee to enter into this Third Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENT OF THE SUPPLEMENTAL INDENTURE AND AMENDMENT OF THE NOTES

Section 1.1 Amendment of the Supplemental Indenture.

(a) Section 10.01 of the Supplemental Indenture is hereby amended and restated in its entirety as follows:

Section 10.01. Right to Convert. Each Note shall be convertible, at the option of the Holder, solely into the Reference Property at any time prior to the close of business on the Business Day immediately preceding the Maturity Date. Prior to April 15, 2013, the Notes shall be convertible solely into the Reference Property at an initial conversion price of $1.00 per share (the “Conversion Price”), subject to adjustments as provided in Section 10.05 of this Supplemental Indenture. Pursuant to Section 10.07, prior to April 15, 2013 the Reference Property into which such Notes shall be convertible shall be an amount of cash equal (x) $2.20 multiplied by (y) a notional number of shares of Common Stock equal to (a) the Accreted Principal Amount of Notes being converted divided by (b) the Conversion Price. From and after April 15, 2013, the Holder has the right, at its option, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof into the Reference Property at the conversion rate of $2,200 per $1,000 of Accreted Principal Amount of Notes being converted, without any further adjustment under this Indenture. If the Conversion Date occurs within 15 calendar days of the Maturity Date, the Accreted Principal Amount shall be increased to reflect the Accretion Amount for the Maturity Date for the purpose of determining the amount of Reference Property into which the Notes shall be converted. For the avoidance of doubt, the Conversion Price will not be increased in connection with an increase in the Accreted Principal Amount.

(b) From and after the date hereof, Sections 10.02 and 10.03, and Sections 10.06 through 10.10 of the Supplemental Indenture shall be amended and restated in their entirety as follows:

Section 10.02. [Reserved.]

Section 10.03. [Reserved.]

Section 10.06. [Reserved.]

Section 10.07. [Reserved.]

Section 10.08. [Reserved.]

Section 10.09. [Reserved.]

Section 10.10. [Reserved.]

(c) From and after April 15, 2013, Section 10.05 of the Supplemental Indenture shall be amended and restated in its entirety as follows:

Section 10.05. [Reserved.]

Section 1.2 Additional Supplements. Any and all additional provisions of the Indenture are hereby deemed to be supplemented to reflect the intentions of the supplements provided for in this Article I.

Section 1.3 Amendments to Notes. The form of Note attached as Exhibit A to the Supplemental Indenture, and each Note issued thereunder, whether a Global Note, Definitive Note, or otherwise, are hereby amended (or, as necessary, deemed to be amended) to delete all provisions inconsistent with the amendments to the Supplemental Indenture effected by this Third Supplemental Indenture. The amended form of Note is attached hereto as Exhibit A, and Parent and the Trustee are authorized to take all such actions as are reasonably practicable to cause the cancellation and re-issuance of amended Notes, when requested by the Holders, in accordance with the provisions of the Indenture consistent with this Third Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Supplemental Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument.

Section 2.2 Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.3 Successors. All agreements of Parent in this Third Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

Section 2.4 Duplicate Originals. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Third Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.5 Severability. In case any one or more of the provisions in this Third Supplemental Indenture or the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.6 Trustee Disclaimer. The Trustee accepts the amendments to the Indenture and the Notes effected by this Third Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Parent and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

Section 2.7 Effectiveness. The amendments effected by this Third Supplemental Indenture shall take effect on the date hereof, provided that each of the parties hereto shall have executed and delivered this Third Supplemental Indenture.

Section 2.8 Third Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Indenture and this Third Supplemental Indenture, the provisions of this Third Supplemental Indenture shall control.

Section 2.9 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year written above.

SEALY CORPORATION, as Parent and Co-Issuer

By:	/s/ Michael Q. Murray
Name:	Michael Q. Murray
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Linda Garcia
Name:	Linda Garcia
Title:	Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	Initial Principal Amount $[ ]

8% Senior Secured Third Lien Convertible Note due 2016

CUSIP No.: 812139400

ISIN: US8121394006

SEALY MATTRESS COMPANY, an Ohio corporation and SEALY CORPORATION, a Delaware corporation, jointly and severally, promises to pay on July 15, 2016 to [CEDE & CO.](1), or its registered assigns, the Accreted Principal Amount hereof based on the Initial Principal Amount set forth above [(or such greater or lesser Initial Principal Amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto)](1), together with the Accretion Amount for the Interest Payment Date falling on July 15, 2016.

Except as specified in the Indenture, this Note shall not bear cash interest. Instead the Accreted Principal Amount of this Note shall be increased on each Interest Payment Date by the Accretion Amount. This Note is convertible into shares of common stock of Sealy Corporation and is subject to repurchase at the option of the Holder hereof in certain circumstances, in each case, as specified on the reverse side of this Note and in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

(1)	Use bracketed language only if Global Note.

Dated:

SEALY MATTRESS COMPANY, as Co-Issuer

By:
Name:
Title:

By:
Name:
Title:

SEALY CORPORATION, as Co-Issuer

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

8% Senior Secured Third Lien Convertible Note due 2016

SEALY MATTRESS COMPANY, an Ohio corporation (the “Company”) and SEALY CORPORATION, a Delaware corporation (“Parent” and, together with the Company, the “Co-Issuers”), jointly and severally issued this Note under an Indenture dated as of July 10, 2009 (herein called the “Base Indenture”), as supplemented by the Supplemental Indenture dated as of July 10, 2009 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Co-Issuers and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Co-Issuers, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. All terms used in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

1.	Method of Payment

Holders must surrender Notes to a Paying Agent to collect payment. The Co-Issuers shall make payment in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Co-Issuers may make payment by check payable in such money.

2.	Paying Agent, Security Registrar and Conversion Agent

Initially, the Trustee will act as Paying Agent, Security Registrar and Conversion Agent. The Co-Issuers may appoint and change any Paying Agent, Security Registrar or co-registrar or Conversion Agent upon written notice thereto. Either Co-Issuer or any Subsidiary or Affiliate of any of them may act as Paying Agent, Security Registrar or co-registrar.

3.	Indenture

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

4.	Sinking Fund and Redemption

The Notes are not subject to the provisions of Articles Eleven or Twelve of the Base Indenture.

5.	Repurchase of Notes at the Option of Holders

If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder shall have the right, at such Holder’s option, to require the Co-Issuers to repurchase for cash any or all of such Holder’s Notes in accordance with the terms of the Indenture.

6.	Conversion

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof solely into the Reference Property at the applicable Conversion Price specified in the Indenture, as adjusted prior to April 15, 2013 as provided in the Indenture. Prior to April 15, 2013, the Reference Property into which such Notes shall be convertible shall be an amount of cash equal (x) $2.20 multiplied by (y) a notional number of shares of Common Stock equal to (a) the Accreted Principal Amount of Notes being converted divided by (b) the Conversion Price. From and after April 15, 2013, the Holder hereof has the right, at its option, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof into the Reference Property at the conversion rate of $2,200 per $1,000 of Accreted Principal Amount of Notes being converted, without any further adjustment under the Indenture. If the Conversion Date occurs within 15 calendar days of the Maturity Date, the Accreted Principal Amount shall be increased to reflect the Accretion Amount for the Maturity Date for the purpose of determining the amount of Reference Property into which the Notes shall be converted. For the avoidance of doubt, the Conversion Price will not be increased in connection with an increase in the Accreted Principal Amount.

7.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money or securities must look to the Co-Issuers for payment as general creditors.

10.	Amendment, Supplement, Waiver

Subject to certain exceptions, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Initial Principal Amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate Initial Principal Amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents, the Intercreditor Agreement or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

11.	Restrictive Covenants

The Indenture contains certain covenants, including, without limitation, covenants with respect to the Liens and the Collateral. Within 120 days after the end of each fiscal year, the Co-Issuers must report to the Trustee on compliance with such limitations in the manner set forth in the Indenture.

12.	Remedies for Events of Default

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in Initial Principal Amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to either Co-Issuer or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture, the Security Documents, the Intercreditor Agreement or the Notes except as provided in the Indenture. The Trustee and the

Collateral Agent may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate Initial Principal Amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

13.	Trustee Dealings with the Co-Issuers

The Trustee or the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Co-Issuers and their Affiliates as if it were not the Trustee or the Collateral Agent.

14.	Successor Persons

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person shall be released from those obligations.

15.	Guarantees

The Co-Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

18.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Co-Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Sealy Corporation, One Office Parkway, Trinity, North Carolina 27230, Attention: General Counsel.